UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 3, 2019

Quest Diagnostics Incorporated
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or other jurisdiction of incorporation)

001-12215	16-1387862
(Commission File Number)	(I.R.S. Employer Identification No.)

500 Plaza Drive Secaucus, NJ	07094
(Address of principal executive offices)	(Zip Code)

(973) 520-2700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	DGX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On May 14, 2019, American Medical Collection Agency (AMCA), a billing collections vendor, notified Quest Diagnostics Incorporated (“Quest Diagnostics”) and Optum360 LLC, Quest Diagnostics’ revenue cycle management provider, of potential unauthorized activity on AMCA’s web payment page.  Quest Diagnostics and Optum360 promptly sought information from AMCA about the incident, including what, if any, information was subject to unauthorized access.

Although Quest Diagnostics and Optum360 have not yet received detailed or complete information from AMCA about the incident, AMCA has informed Quest Diagnostics and Optum360 that:

•
between August 1, 2018 and March 30, 2019 an unauthorized user had access to AMCA’s system that contained information that AMCA had received from various entities, including Quest Diagnostics, and information that AMCA collected itself;

•
the information on AMCA’s affected system included financial information (e.g., credit card numbers and bank account information), medical information and other personal information (e.g., Social Security Numbers);

•	as of May 31, 2019, AMCA believes that the number of Quest Diagnostics patients whose information was contained on AMCA’s affected system was approximately 11.9 million people; and

•	AMCA has been in contact with law enforcement regarding the incident.

Quest Diagnostics has not been able to verify the accuracy of the information received from AMCA.

Quest Diagnostics’ laboratory test results were not provided to AMCA and were therefore not impacted by this incident.

In response to this incident, Quest Diagnostics has:

•	suspended sending collection requests to AMCA;

•	provided notifications to affected health plans and will ensure that notification is provided to regulators and others as required by federal and state law; and

•
been working and will continue to work diligently, along with Optum360, AMCA and outside security experts, to investigate the AMCA data security incident and its potential impact on Quest Diagnostics and its patients.

Quest Diagnostics has insurance coverage in place for certain potential liabilities and costs relating to the incident; this insurance is limited in amount and subject to a deductible.

Quest Diagnostics takes this matter very seriously and is committed to the privacy and security of patients’ personal, medical and financial information.

The statements in this Current Report on Form 8-K which are not historical facts, including statements regarding the incident described in this Current Report on Form 8-K, may be forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date that they are made and which reflect management’s current knowledge, understanding or beliefs and which involve risks and uncertainties that could cause actual results and outcomes to be materially different. Risks and uncertainties that may affect the future results of Quest Diagnostics  include, but are not limited to, the ultimate scope and extent of the incident and patient information compromised, the outcome of any potential regulatory inquiries and/or litigation arising out of or in connection with the incident, the potential damage to Quest Diagnostics reputation from this incident, the outcome of the investigation of the incident, remediation costs and other additional operating or other expenses that may be incurred by Quest Diagnostics as the result of this incident, the impact of the incident on Quest Diagnostics’ revenues, and other factors discussed in Quest Diagnostics’  most recently filed Annual Report on Form 10-K and in any of Quest Diagnostics’ subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including those discussed in the “Business,” “Risk Factors,” “Cautionary Factors that May Affect Future Results” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of those reports.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUEST DIAGNOSTICS INCORPORATED

Dated: June 3, 2019	By:	/s/ William J. O’Shaughnessy, Jr.
William J. O’Shaughnessy, Jr.
Deputy General Counsel and Secretary